EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-86876, 333-145027, 333-159989, 333-167187 and 333-183769) on Form S-8 of United Community Banks, Inc. of our report dated June 27, 2014, relating to the financial statements and supplemental schedule of the United Community Banks, Inc. Profit Sharing Plan, which appears in this Annual Report on Form 11-K of the United Community Banks, Inc. Profit Sharing Plan for the year ended December 31, 2013.

Atlanta, Georgia
June 27, 2014